Exhibit 10.30
EXECUTION VERSION

SECOND AMENDMENT TO COMPREHENSIVE BEVERAGE AGREEMENT

This Second Amendment to Comprehensive Beverage Agreement (this “Amendment”) is entered into as of December 31, 2021, by and between The Coca-Cola Company, a Delaware corporation (“Company”), and CCBCC Operations, LLC, a Delaware limited liability company (“Bottler”) and wholly-owned subsidiary of Coca-Cola Consolidated, Inc., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the CBA (as defined below).

RECITALS

WHEREAS, Company and Bottler (as successor to Piedmont Coca-Cola Bottling Partnership) are parties to that certain Comprehensive Beverage Agreement effective as of March 31, 2017 and as amended October 2, 2017 for certain territories in North Carolina and South Carolina (as further amended hereby and from time to time hereafter, the “CBA”); and

WHEREAS, Company and Bottler now wish to amend the CBA as set forth herein.

NOW, THEREFORE, in consideration of these promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Company and Bottler hereby amend Exhibit C (First-Line Territory) to the CBA by adding the territory set forth on Attachment A hereto to such Exhibit:

2.Company and Bottler hereby amend Schedule 2.32 (Permitted Beverage Products) to the CBA by inserting the following at the end of such schedule:

“J.        Sun-Drop, but solely with respect to the geographic area located within the First-Line Territory acquired by Bottler from Coca-Cola Bottling Company of Washington, N.C., Incorporated (i.e., the Washington, North Carolina territory) in December 2021.”

3.Other than as expressly amended by this Amendment, the CBA will continue in effect in accordance with its terms.

4.This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to principles of conflict of laws.

5.This Amendment may be signed in counterparts, which together shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the date first written above.

THE COCA-COLA COMPANY

By:	/s/ Alfredo Rivera
Authorized Representative

CCBCC OPERATIONS, LLC

By:	/s/ E. Beauregarde Fisher III
Authorized Representative

Signature Page to Amendment to Comprehensive Beverage Agreement

ATTACHMENT A

ADDITIONAL FIRST-LINE TERRITORY

A-1

TERRITORY

IN THE STATE OF NORTH CAROLINA:

Beginning at a point on the northeast boundary of CRAVEN County one (1) mile northwest of the Town of Wilmar in BEAUFORT County (Wilmar is included in this description);
thence in a northerly direction following along the western boundary of the Norfolk Southern Railroad to and including the Town of Hackney and continuing to the Town of Chocowinity (the Towns of Hackney and Chocowitiny are included in this description);
thence continuing along the Norfolk Southern Railroad in a northwesterly direction along the northeastern boundary of said railroad to the Town of Grimesland in PITT County (Grimesland is not included in this description); thence northwesterly in a straight line to a point one (1) mile due west of the Town of Pactolus in PITT County (Pactolus is included in this description); thence northwesterly in a straight line to a point on the Seaboard Coastline Railroad where it crosses Tranters Creek, one and one‑half (1 1/2) miles northwest of the Town of Stokes in PITT County (Stokes is included in this description);
thence northeast in a straight line to a point approximately one (1) mile north of the Locality known as Congleton in PITT County on the PITT-MARTIN County line (Congleton is included in this description); thence continuing northeastwardly in a straight line from said point to a point on the Seaboard Coastline Railroad which is approximately two (2) miles southeast of the Town of Williamston in MARTIN County (Williamston is not included in this description); thence easterly along said railroad to the Town of Jamesville in MARTIN County (Jamesville is not included in this description); thence continuing in a straight line to a point on the MARTIN-WASHINGTON County line;
thence continuing in a southwesterly direction along the MARTIN‑WASHINGTON County line to a point common to the Counties of MARTIN, WASHINGTON and BEAUFORT;
thence in a straight southerly line to a point one (1) mile east of the Town of Pinetown on the Norfolk Southern Railroad in BEAUFORT County (Pinetown is included in this description);
thence continuing in a straight line southwesterly to and including the Town of Walla Watta; thence continuing to a point two (2) miles southeast of the Town of McConnell on the Norfolk Southern Railroad (the Towns of Walla Watta and McConnell are included in this description; thence continuing in a southwesterly direction in a straight line to a point (1) mile east of the Town of Vanceboro in CRAVEN County (Vanceboro is not included in this description);
thence continuing in a straight line in a northwesterly direction to a point that intersects a straight line that is drawn from a point on the northern boundary line of JONES County (approximately seven (7) miles southeast of the Town of Dover in CRAVEN County) to a point on the northeast boundary of CRAVEN County and the Norfolk Southern Railroad one (1) mile northwest of the Town of Wilmar in BEAUFORT County; thence continuing northeasterly along said line to the point of beginning.

BOTTLER:	Coca-Cola Bottling Co. of Washington, NC, Inc.
Washington, North Carolina

3-2

BOTTLE/CAN
FRANCHISE TERRITOR
RED LINE ENCOMPASS
POST-MIX TERRITORY
VIRGINIA
Raleigh
Durham
Fayetteville
Wilmington
Greenville
Kinston
Goldsboro
Wilson
Rocky Mount
Washington
Williamston
New Bern
Jacksonville
Morehead City
Edenton
Elizabeth City
Havelock
ONSLOW BAY
LONG BAY

3-1